EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-201746 on Form F-3 of our report dated July 26, 2016, relating to the combined financial statements of the entities acquired by MUFG Americas Holdings Corporation (the “Acquired Entities”), appearing in this Report on Form 8-K/A of MUFG Americas Holdings Corporation for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
July 26, 2016